UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Compensation Committee of the Board of Directors of eBay Inc. (the "Company") adopted an arrangement in which certain of the Company’s executives will participate.  The executives that may participate include the CEO and CFO, as well as any other executive officers who will not be continuing with either ongoing company after the separation of the Company’s ecommerce and payments businesses (“Departing Executive Officers”).   Under the terms of the arrangement, called the Transaction Success and Retention Program, each Departing Executive Officer would be entitled to certain benefits in the event the officer remains employed through the separation of the Company’s ecommerce and payments businesses and his or her employment is terminated at the time of separation.

The benefits for the CEO and CFO would include a cash payment equal to two times annual base salary and two times the annual cash incentive paid at the target amount, as well as the acceleration of all restricted stock unit and stock option awards that were outstanding and unvested as of the date of termination of employment.  The benefits for other Departing Executive Officers would include a cash payment equal to 1.5 times annual base salary and 1.5 times the annual cash incentive paid at the target amount, as well as the acceleration of all restricted stock unit and stock option awards that were outstanding and unvested as of the date of termination of employment.  In addition, for all stock option awards granted in calendar years 2013, 2014 and 2015, if any, the post-termination period to exercise any vested options will be extended from 90 days to 36 months.

Performance under all outstanding performance-based restricted stock unit ("PBRSU") awards will be calculated in accordance with the terms of the plans under which such awards were granted, although the existing performance targets will be tied to performance as of the quarter most recently completed to recognize the shorter performance period.  In addition, the time-based vesting elements of any resulting PBRSU awards granted will also accelerate.

In the event that the separation occurs prior to December 31, 2015, performance for the 2015 vest under outstanding performance share unit awards will be determined based on total shareholder return calculated on the date immediately prior to the effective date of the separation and the 2016 vest will be cancelled.  All other terms of the performance share unit awards will remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: December 18, 2014	/s/ Michael. R. Jacobson
Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs,
General Counsel and Secretary